SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 3, 2006
                                                          ---------------

                                    GSV, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)


    Delaware                         0-23901                      13-3979226
    --------                         -------                      ----------
(State or other              (Commission File Number)           (IRS Employer
jurisdiction of                                              Identification No.)
 incorporation)


                        191 Post Road, Westport, CT 06880
                        ---------------------------------
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (203) 221-2690
                                                           --------------

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)
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Forward-Looking Statements

Some of the statements in this document are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward- looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, our limited operating history, history of losses, need to raise additional capital, and the high risk nature of our business, as well as other risks described in our most recent annual report on Form 10-KSB filed with the Securities and Exchange Commission.

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2006, GSV, Inc. ("GSV") and 116 Newark Avenue Corporation ("116 Newark") entered into a Termination, Settlement and Release Agreement, dated as of November 30, 2005 (the "Agreement"), pursuant to which the parties agreed to terminate the lease pertaining to GSV's former offices in Jersey City, New Jersey. Under the terms of the Agreement, GSV agreed to pay 116 Newark $70,000 in cash, issue a promissory note in the principal amount of $356,249.04 (the "Note"), issue 200,000 shares of Series C preferred stock and reimburse 116 Newark for $10,000 of its legal fees. The Note matures on November 29, 2007 and bears interest at a rate of 7% per annum. Payment and performance under the Note has been guaranteed by Polystick U.S. Corporation ("Polystick") and secured by a pledge agreement between Polystick and 116 Newark pursuant to which Polystick has pledged 356,249 shares of GSV's Series B Preferred Stock to 116 Newark.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described under Item 1.01, on January 3, 2006, GSV issued a promissory note to 116 Newark dated as of November 30, 2005, in the principal amount of $356,249.04. The note is secured by a pledge agreement between Polystick and 116 Newark pursuant to which Polystick pledged 356,249 shares of Series B preferred stock of GSV to 116 Newark. The note may be accelerated by 116 Newark upon the occurrence of certain events of default, including GSV's bankruptcy or liquidation or breach of any of GSV's representations or obligations under the Note or the Agreement. The Note matures on November 29, 2007.

Item 3.02 Unregistered Sales of Equity Securities

On January 3, 2006, pursuant to the Agreement, GSV issued and sold 200,000 shares of Series C preferred stock to 116 Newark. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. On January 3, 2006, GSV filed a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock. Under the Certificate of Designations, each share of GSV's Series C preferred stock has a liquidation preference over GSV's common stock equal to $1.00 per share of Series C preferred stock and may be converted at any time, at the option of the holder, into the number of fully paid and non-assessable shares of common stock at an initial rate of one share of
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common stock for each share of Series C preferred  stock,  subject to adjustment for stock splits and stock dividends. Holders of Series C preferred stock have no voting rights, except that without the consent of the holders of at least a majority of the outstanding Series C preferred stock, GSV may not issue (i) any additional shares of Series C preferred stock; (ii) any securities that are senior or pari passu to the Series C preferred stock unless the senior or parity stock is issued in exchange for (x) cash and/or services rendered or to be rendered having a value that is equal to or greater than the aggregate liquidation preference of such senior or parity stock or (y) equity securities or assets of one or more businesses that are not affiliates of GSV having a value that is equal to or greater than the aggregate liquidation preference of such senior or parity stock.

Item 5.03 Amendments to Articles of  Incorporation  or Bylaws;  Change in Fiscal
Year

As more fully described under Item 3.02, on January 3, 2006, GSV filed a Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description
-----------     -----------

3.1 Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock.
10.1 Termination, Settlement and Release Agreement dated as of November 30, 2005 by and between GSV, Inc. and 116 Newark Avenue Corporation.
10.2 Promissory Note issued to 116 Newark Avenue Corporation dated as of November 30, 2005.
10.3            Guaranty dated as of November 30, 2005, by Polystick U.S.
                Corporation in favor of 116 Newark Avenue Corporation.
10.4 Pledge Agreement dated as of November 30, 2005, by and between Polystick U.S. Corporation and 116 Newark Avenue Corporation.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GSV, INC.
                                        (Registrant)


Dated:  January 3, 2006                 By: /s/ Gilad Gat
                                            -------------
                                            Gilad Gat
                                            Chief Executive Officer
                                            (Principal Executive Officer)


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